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                                                                    Exhibit 10.1


                              STOCK BONUS AGREEMENT

Stock Bonus Agreement ("Agreement"), dated as of May 19, 1998, between TMP Worldwide Inc. ("TMP") with an address of 1633 Broadway, 33rd Floor, New York, NY 10019 and name ("Employee"), an employee of Johnson, Smith & Knisely, Inc. ("JSK") whose home address is address.

         TMP wishes to retain Employee's services for the benefit of its wholly-owned subsidiary JSK and to grant Employee the opportunity to receive certain unregistered shares of TMP's common stock, $.001 par value per share (the "Common Stock").

Employee and TMP hereby agree as follows:

         1. Subject to the satisfaction of the terms and conditions of this Agreement, promptly after May 5, 1999, TMP shall issue to Employee share no. shares of its Common Stock (such share no. shares of Common Stock are sometimes referred to as the "Shares").

         2. The Shares shall be issued to Employee only if each of the following conditions is satisfied:

                  (a) Employee signs and delivers this Agreement to TMP on or before June 5, 1998;

                  (b) Employee remains in the continuous employ of JSK between May 6, 1998 through and including May 5, 1999, PROVIDED HOWEVER that solely in the event (i) Employee's employment with JSK has been terminated by JSK without Cause (as defined in paragraph 3 below) prior to May 5, 1999 or (ii) Employee dies or suffer a Disability (as defined in paragraph 3 below) prior to May 5, 1999 while still employed by JSK (or while on short or long term disability from employment with JSK), then the condition set forth in this paragraph 2(b) shall be inapplicable; and

                  (c) Employee's representations and warranties set forth in EXHIBIT A hereto, which are hereby incorporated into this Agreement by reference, are and shall be true and correct in all material respects as of the date of this Agreement and as of May 5, 1999, and by signing this Agreement Employee confirms that such representations are true and correct as of the date of this Agreement and shall be true and correct as of May 5, 1999.

         3. (a) As used in this Agreement, "Cause" shall mean the occurrence of any of the following events: (i) Employee's willful failure or gross negligence in performance of Employee's duties or compliance with reasonable directions of the Chief Executive Officer of JSK (the "CEO") that continues unremedied for a period of ten (10) business days after the CEO has given Employee written notice specifying in reasonable detail Employee's failure to perform such duties or comply with such directions; (ii) Employee's commission of (a) a felony, (b) criminal dishonesty, (c) any crime involving moral turpitude or (d) fraud; or
(iii) a material breach by Employee of any of the terms or conditions of Employee's employment or the employment policies of JSK or TMP that continues unremedied for a period of ten (10) business days after the CEO has given written notice to Employee specifying in reasonable detail Employee's breach thereof.

                  (b) As used in this letter agreement, "Disability" is Employee's inability to perform, by reason of physical or mental incapacity, Employee's duties or obligations of employment for a total period of 120 days between the date of this Agreement and May 5, 1999, as determined by the CEO in his reasonable discretion.

         4. All notices or other communications to be given or delivered in connection with this Agreement shall be in writing and shall be deemed to have been properly served if delivered personally, by courier, or by certified or registered mail, return receipt requested and first class postage prepaid, in each case to the parties at their addresses set forth above, in the case of notices to TMP, to the attention of Gary Knisely and Myron Olesnyckyj, or such other addresses as the recipient party has specified by prior written notice to the sending party. All such notices and communications shall be deemed received upon the actual delivery thereof in accordance with the foregoing.

         5. This Agreement (i) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any previous arrangements relating thereto, (ii) may be signed in counterparts, (iii) shall be governed by the laws of the state of New York (other than the conflicts of laws provisions thereof), (iv) shall not in modify or affect the terms and conditions of Employee's employment, (v) may not be amended, terminated or waived orally and (vi) may not be assigned by Employee.

TMP Worldwide Inc.



By:
    --------------------------------------          ----------------------------
      Name:  Thomas G. Collison                       Name of Employee
      Title: Vice Chairman


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                                                                    May 19, 1998


Dear           :

                  We at TMP Worldwide are extremely pleased that Johnson, Smith & Knisely is now part of the TMP family of companies. We also recognize that you have been one of the key employees of Johnson, Smith & Knisely.

                  Therefore, TMP wishes to reward you and encourage you to continue to help JSK grow, by granting you the opportunity to own shares of TMP Worldwide stock. This stock is the same class of common stock that Gary received in exchange for the stock of Johnson, Smith & Knisely. It is unregistered and is subject to some restrictions, but you do not need to pay TMP for the shares. For example, in order to receive your shares you must remain an employee of JSK for one year from the date of the merger closing of May 6, 1998. In addition, in order to comply with securities laws, you must make certain representations as to your sophistication as an investor and related matters. All the terms and conditions of the grant are included in the enclosed Stock Bonus Agreement which must be signed by you and returned to TMP in order for the grant to be effective.

                  Please note that you will have tax consequences upon issuance of the shares to you and you should consult with your tax advisor for full details.

                  We hope you are pleased to receive this grant and that it proves to have great value as we grow this company together.


                                                   Very truly yours,


                                                   Andrew J. McKelvey
                                                   Chairman and CEO


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                                   EXHIBIT A


                  As a material inducement to TMP to enter into this Agreement and to issue the Shares in accordance with the terms thereof, Employee hereby represents and warrants to TMP as of the date of this Agreement and as of May 5, 1999, as follows:

(1) Employee is acquiring the Shares for investment for Employee's own account, for investment purposes only, and not with the view to, or for resale in connection with, any distribution thereof. Employee understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under the securities laws of various states, by reason of a specified exemption from the registration provisions thereunder which depends upon, among other things, the bona fide nature of Employee's investment intent as expressed herein. Employee is an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act by reason of being a natural person who had an individual income in excess of $200,000 in each of the two most recent years and has a reasonable expectation of reaching the same income level in the current year.

(2) Employee acknowledges that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act and under applicable state securities laws or an exemption from such registration is available. Employee has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of the securities purchased in a private placement subject to the satisfaction of certain conditions including, among other things, the availability of certain current public information about TMP and compliance with applicable requirements regarding the holding period and the amount of securities to be sold and the manner of sale. Employee understands that only TMP can take action to register the Shares and, except to the limited extent expressly provided in a Registration Rights Agreement, dated as of May 6, 1998, among TMP, Gary Knisely and certain other parties to which Employee may become a party, TMP is under no obligation to do so, and does not otherwise propose to do so.

(3) Employee has received and carefully reviewed (i) TMP's Registration Statement on Form S-1, No. 333- 12471, (ii) TMP's Registration Statement on
Form S-1, No. 333-31657, (iii) TMP's Annual Report on Form 10-K for the fiscal years ended December 31, 1996 and December 31, 1997, (iv) TMP's Proxy Statements dated May 19, 1997 and April 27, 1998, and (v) all other information filed by TMP pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended.

(4) Employee is aware that no federal or state or other agency has passed upon or made any finding or determination concerning the fairness of the transactions contemplated by this Agreement or the adequacy of the disclosure provided to Employee and Employee therefore does not have the information that such a review would provide. Employee understands and acknowledges that neither the Internal Revenue Service nor any other tax authority has been asked to rule on nor has it ruled on the tax consequences of the transactions contemplated hereby. Employee acknowledges that Employee has been advised to verify the tax consequences of this Agreement and the potential issuance of the Shares to Employee with Employee's tax advisors.

(5) Employee understands that all certificates for any Shares which may be issued to Employee shall bear a legend in substantially the following form:

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS.


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          THE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE
          DISPOSED OF WITHOUT SUCH REGISTRATION OR THE DELIVERY TO THE ISSUER OF AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT SUCH DISPOSITION WILL NOT REQUIRE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS."

         Prior to the issuance of any Shares to Employee, Employee (or his personal legal representative in the event of incapacity or death) agrees to confirm in writing to TMP that these representations and warranties are true and correct as of May 5, 1999.